SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 15, 2009

ATLANTIC EXPRESS TRANSPORTATION CORP.

(Exact Name of Registrant as Specified in Charter)

NEW YORK (State or Other Jurisdiction of Incorporation)	0-24247 (Commission File Number)	13-392-4567 (IRS Employer Identification No.)

7 NORTH STREET STATEN ISLAND, NEW YORK 10302-1205
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (718) 442-7000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry Into a Material Definitive Agreement.

On April 15, 2009, Atlantic Express Transportation Corp. (the “Company”) entered into a first supplemental indenture, dated as of April 15, 2009 (the “First Supplemental Indenture”), to the indenture dated as of May 15, 2007 (the “Indenture”), among the Company, the Guarantors named therein and The Bank of New York, as Trustee and Collateral Agent (the “Trustee”), pursuant to which the Company’s Senior Secured Floating Rate Notes due 2012 (the “Notes”) were issued. The First Supplemental Indenture amends Section 4.08 of the Indenture, which required the Company to provide certain reports and other information to the Trustee and U.S. Securities and Exchange Commission (the “SEC”). As a result of this amendment, the Company is no longer required to provide those reports and other information to the Trustee or the SEC pursuant to the Indenture. The Company will instead be required to furnish to the Trustee, and to make available to holders of the Notes, upon request, (i) audited annual financial statements and unaudited quarterly financial statements, in each case prepared in accordance with GAAP, (ii) separate supplemental annual and quarterly reports, and (iii) current reports, each as described and subject to the procedures and conditions in the First Supplemental Indenture.

The Company obtained the consent of a majority of the principal amount of the Notes to the First Supplemental Indenture. In connection therewith, the Company is paying an aggregate consent fee of $400,000 to be paid pro rata to the holders of the Notes in two equal installments of $200,000 each as follows: promptly following the execution of the First Supplemental Indenture and on or before July 1, 2009.

Item 3.03                      Material Modification to Rights of Security Holders.

On April 15, 2009, the Company filed a Form 15 with the SEC to suspend the Company’s public reporting obligations. Upon the filing of Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, was immediately suspended. Suspending the Company’s SEC reporting obligations allows it to avoid the substantial expenses associated with public reporting compliance and make those savings available for other corporate purposes.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

4.1           First Supplemental Indenture, dated as of April 15, 2009, among Atlantic Express Transportation Corp.,the Guarantors named therein and the Bank of New York, as Trustee and Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 15, 2009

ATLANTIC EXPRESS TRANSPORTATION CORP.

By:	/s/ Domenic Gatto
Name: Domenic Gatto
Title: Chief Executive Officer